SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                        FORM 8-K


                     CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)
                     August 31, 1999



                    United Shields Corporation

(Exact name of Registrant as specified in its Charter)



Colorado                 33-11062-D          84-1049047
(State or other          (Commission        (IRS Employer
jurisdiction             File No.)        Identification Number)
of incorporation)


      2640 Peerless Road, Cleveland, Tennessee       37312
      (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:
                     (423) 479-1655


                         N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

On August 31, 1999, United Shields Corporation sold 2,850,000 shares of its common stock at $.45 per share to nine different investors in a private placement raising an aggregate of $1,282,500. None of the common stock sold in this private placement has been registered under the Securities Act of 1933 as amended, or any state securities laws, and therefore, the shares sold in the private placement constitute restricted securities.


                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 UNITED SHIELDS CORPORATION



Date: September 14, 1999         By:/s/Donald T. Zimmerman, Jr.
                                 -----------------------------
                                 Donald T. Zimmerman, Jr.
                                 President